UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Polycom, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

May 25, 2005

To Polycom Stockholders:

Notice is hereby given that the 2005 Annual Meeting of Stockholders of Polycom, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 25, 2005, at 12:00 p.m., Pacific time, at the Company’s corporate headquarters located at 4750 Willow Road, Pleasanton, California 94588, for the following purposes:

1.	To elect nine directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To approve the adoption of the Company’s 2005 Employee Stock Purchase Plan and the reservation of 5,000,000 shares of the Company’s Common Stock for issuance thereunder.

3.	To approve the adoption of the Company’s Performance Bonus Plan.

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The preceding items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders of record at the close of business on April 1, 2005, are entitled to notice of and to vote at the 2005 Annual Meeting.

All stockholders are cordially invited to attend the 2005 Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) if applicable, by telephone by calling the toll-free number as instructed on the enclosed proxy card, (2) if applicable, by using the Internet as instructed on the enclosed proxy card or (3) by mail by completing, signing, dating and returning the enclosed paper proxy card in the postage-prepaid envelope enclosed for such purpose. For further details, please see the section entitled “Voting” on page 2 of the accompanying Proxy Statement. Any stockholder attending the 2005 Annual Meeting may vote in person even if he or she has voted using the Internet, telephone or proxy card.

By Order of the Board of Directors of Polycom, Inc.

Robert C. Hagerty
Chairman of the Board of Directors, Chief Executive Officer and President

Pleasanton, California

April 19, 2005

YOUR VOTE IS IMPORTANT TO THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE 2005 ANNUAL MEETING, PLEASE VOTE BY (1) TELEPHONE (IF APPLICABLE), (2) USING THE INTERNET (IF APPLICABLE) OR (3) COMPLETING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

POLYCOM, INC.

4750 Willow Road

Pleasanton, California 94588

PROXY STATEMENT

FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is solicited on behalf of the Board of Directors of Polycom, Inc., a Delaware corporation (“Polycom,” or the “Company”), for use at the 2005 Annual Meeting of Stockholders to be held on May 25, 2005, at 12:00 p.m., Pacific time, and at any adjournment thereof (the “2005 Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of 2005 Annual Meeting of Stockholders. The 2005 Annual Meeting will be held at the Company’s corporate headquarters located at 4750 Willow Road, Pleasanton, California 94588. The Company’s telephone number at that location is (925) 924-6000.

These proxy solicitation materials were mailed to all stockholders entitled to vote at the 2005 Annual Meeting on or about April 19, 2005, together with the Company’s 2004 Annual Report to Stockholders.

You may request a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, at no charge, by writing to the Company’s corporate headquarters at the following address: Polycom, Inc., 4750 Willow Road, Pleasanton, California 94588, Attn: Investor Relations.

Stockholders Entitled to Vote; Record Date

Stockholders of record at the close of business on April 1, 2005 (the “Record Date”) are entitled to notice of and to vote at the 2005 Annual Meeting. As of the Record Date, 97,972,777 shares of the Company’s Common Stock were issued and outstanding and entitled to be voted at the 2005 Annual Meeting. Each holder of the Company’s Common Stock entitled to vote at the 2005 Annual Meeting is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the 2005 Annual Meeting. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Common Stock, see “Management—Ownership of Securities.”

In connection with the Company’s April 2001 acquisition of Circa Communications Ltd., a Canadian company (“Circa”), the Company caused to be issued 1,087,434 shares (the “Exchangeable Shares”) of Polycom Nova Scotia Ltd. (formerly 3048685 Nova Scotia Limited), a subsidiary of the Company, in exchange for all of the outstanding shares of capital stock of Circa. The Exchangeable Shares are exchangeable for shares of the Company’s Common Stock on a one-for-one basis. The Company issued the Exchangeable Shares so that the holders of the outstanding capital stock of Circa at the time of the acquisition could defer the imposition of certain taxes under Canadian law until such time as they elected to exchange their Exchangeable Shares for shares of the Company’s Common Stock. In order to provide the holders of the Exchangeable Shares the ability to vote on matters that may be voted on by the Company’s stockholders during the period prior to when they exchange their Exchangeable Shares for shares of the Company’s Common Stock, the Company has issued one share of the Company’s Preferred Stock, designated as Special Voting Stock, which is issued and outstanding as of the Record Date. Each of the current holders of Exchangeable Shares holds a fractional interest in the Special Voting Stock, which entitles them to a number of votes at the 2005 Annual Meeting equal to the number of Exchangeable Shares they hold. Therefore, each holder of a fractional interest in the Company’s Special Voting Stock entitled to vote at the 2005 Annual Meeting is entitled to one vote for each Exchangeable Share held by that holder as of the Record Date. As of the Record Date, 660,864 Exchangeable Shares were issued and outstanding; therefore, through their interests in the Special Voting Stock, the holders of Exchangeable Shares may cast an aggregate of 660,864 votes at the 2005 Annual Meeting.

As of the Record Date, holders of Common Stock and holders of Exchangeable Shares are eligible to cast 98,633,641 votes at the 2005 Annual Meeting.

Quorum; Required Vote

The presence of the holders of a majority of the shares entitled to vote at the 2005 Annual Meeting is necessary to constitute a quorum at the 2005 Annual Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the 2005 Annual Meeting or (2) have properly submitted a proxy card or voted by telephone or using the Internet. Under the General Corporation Law of the State of Delaware, abstentions and “broker non-votes” are counted as present and entitled to vote and are, therefore, included for the purposes of determining whether a quorum is present at the 2005 Annual Meeting.

A plurality of the votes duly cast is required for the election of directors. The nine nominees for director receiving the highest number of affirmative votes shall be elected as directors. Therefore, abstentions or broker non-votes will not affect the outcome of the election.

The affirmative vote of a majority of the votes duly cast is required to (1) approve the 2005 Employee Stock Purchase Plan and the reservation of 5,000,000 shares of the Company’s Common Stock for issuance thereunder, (2) approve the Performance Bonus Plan, and (3) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Abstentions are deemed to be “votes cast,” and have the same effect as a vote against these proposals. However, broker non-votes are not deemed to be votes cast, and therefore are not included in the tabulation of the voting results on these proposals.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Voting

Voting by telephone or the Internet.    If applicable, a stockholder may vote his or her shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. When a stockholder votes via the Internet or by telephone, his or her vote is recorded immediately. Polycom encourages its stockholders to vote using these methods whenever possible.

Voting by proxy card.    All shares entitled to vote and represented by properly executed proxy cards received prior to the 2005 Annual Meeting, and not revoked, will be voted at the 2005 Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the 2005 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2005 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the 2005 Annual Meeting.

Voting by attending the meeting.    A stockholder may also vote his or her shares in person at the 2005 Annual Meeting. A stockholder planning to attend the 2005 Annual Meeting should bring proof of identification for entrance to the 2005 Annual Meeting. If a stockholder attends the 2005 Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the 2005 Annual Meeting.

Changing vote; revocability of proxy. If a stockholder has voted by telephone or the Internet or by sending a proxy card, such stockholder may change his or her vote before the 2005 Annual Meeting.

A stockholder that has voted by telephone or the Internet may change his or her vote by making a timely and valid later telephone or Internet vote, as the case may be.

Any proxy card given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy card may be revoked by (1) filing with the Secretary of the Company, at or before the taking of the vote at the 2005 Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) attending the 2005 Annual Meeting and voting in person (although attendance at the 2005 Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the 2005 Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Polycom, Inc., 4750 Willow Road, Pleasanton, California 94588, Attention: Corporate Secretary.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies for the 2005 Annual Meeting. In addition, the Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners. The Company’s directors, officers and regular employees may also solicit proxies personally or by telephone, letter, facsimile, email or other means of communication. No additional compensation will be paid to directors, officers and employees who make these solicitations, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained The Altman Group, Inc. to aid in soliciting proxies from certain brokers, bank nominees and other institutional holders. The Company’s costs for such services will not be significant.

Procedure for Submitting Stockholder Proposals

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials. Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the proxy statement for the 2006 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 20, 2005, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting.    In addition, the Company’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Corporate Governance and Nominating Committee, or (3) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for the Company’s Board of Directors, see the procedures described in “Proposal One—Election of Directors—Corporate Governance Matters—Process for Recommending Candidates for Election to the Board of Directors” below.

The Company’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors,

(2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a stockholder who has delivered written notice to the Secretary of the Company no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Deadline” is defined as that date which is 120 days prior to the one year anniversary of the date on which the Company first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2006 annual stockholder meeting is December 20, 2005.

If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Polycom, Inc., 4750 Willow Road, Pleasanton, California 94588, Attention: Corporate Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Board of Directors has selected nine nominees for election to the Company’s Board of Directors, all of whom have been recommended for nomination by the Corporate Governance and Nominating Committee of the Board of Directors and all of whom are currently serving as directors of the Company. All nominees were elected by the stockholders at last year’s annual meeting with the exception of Kevin T. Parker. Mr. Parker was elected to the Board of Directors in January 2005 upon the recommendation of the Corporate Governance and Nominating Committee. Mr. Parker was recommended to the Corporate Governance and Nominating Committee by the Board of Directors. The names of the nominees for director, their ages and their positions with the Company as of April 1, 2005, are set forth in the table below.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the 2005 Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Corporate Governance and Nominating Committee and designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Name	Age	Position
Robert C. Hagerty	53	Chairman of the Board of Directors, Chief Executive Officer and President
Michael R. Kourey	45	Senior Vice President, Finance and Administration, Chief Financial Officer, and Director
Betsy S. Atkins (2)(3)(4)	49	Director
John Seely Brown (2)(3)	64	Director
Durk I. Jager (2)(3)	61	Director
John A. Kelley, Jr. (1)(3)	55	Director
Stanley J. Meresman (1)	58	Director
Kevin T. Parker (1)	45	Director
Thomas G. Stemberg (2)	56	Director

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Corporate Governance and Nominating Committee
(4)	Lead Independent Director

Robert C. Hagerty joined the Company in January 1997 as President and Chief Operating Officer and as a member of the Board of Directors. In July 1998, Mr. Hagerty was named Chief Executive Officer. In March 2000, Mr. Hagerty was named Chairman of the Board of Directors. Prior to joining the Company, Mr. Hagerty served as President of Stylus Assets, Ltd., a developer of software and hardware products for fax, document management and Internet communications. He also held several key management positions with Logitech, Inc., including Operating Committee Member to the Office of the President, and Senior Vice President/General Manager of Logitech’s retail division and worldwide operations. In addition, Mr. Hagerty’s career history includes positions as Vice President, High Performance Products for Conner Peripherals, Director of Manufacturing Operations and General Manager for Signal Corporation, and Operations Manager for Digital Equipment Corporation. Mr. Hagerty currently serves as a member of the Board of Directors of Modulus Video, Inc. Mr. Hagerty holds a B.S. in Operations Research and Industrial Engineering from the University of Massachusetts, and an M.A. in Management from St. Mary’s College of California.

Michael R. Kourey has been a member of the Board of Directors since January 1999. Mr. Kourey has served as our Senior Vice President, Finance and Administration since January 1999 and as our Chief Financial Officer since January 1995. He also served as Vice President, Finance and Administration from January 1995 to January 1999, Vice President, Finance and Operations from July 1991 to January 1995, Secretary from June 1993 to May 2003, and Treasurer from May 2003 to May 2004. Mr. Kourey currently serves as a member of the Board of Directors of WatchGuard Technologies, Inc. and 2Wire, Inc. and serves on the Advisory Board of the Business School at Santa Clara University. Prior to joining us, he was Vice President, Operations of Verilink Corporation. Mr. Kourey holds a B.S. in Managerial Economics from the University of California, Davis, and an M.B.A. from Santa Clara University.

Betsy S. Atkins has been a director of the Company since April 1999. Ms. Atkins is the Chief Executive Officer of Baja Corporation LLC, an early stage venture capital company investing in technology and life sciences. Ms. Atkins served as Chairman and Chief Executive Officer of NCI, Inc., a nutraceutical manufacturing company, from 1991 to 1993. Ms. Atkins was a founder and director of Ascend Communications Corporation, and from 1989 to 1999, she was its Vice President of Marketing and Sales. Ms. Atkins is also a director of Chico’s FAS, Inc., Reynolds American Inc., and a number of private companies. Ms. Atkins is a Presidential Appointee to the Pension Benefit Guaranty Trust Corp. and is a Trustee of Florida International University. Ms. Atkins holds a B.A. from the University of Massachusetts.

John Seely Brown has been a director of the Company since August 1999. Mr. Brown was the Chief Scientist at Xerox Corporation from 1992 to April 2002. Mr. Brown was the director of Xerox’s Palo Alto Research Center from 1990 to May 2000. In addition, Mr. Brown is a co-founder of the Institute for Research on Learning, a member of the National Academy of Education and a fellow of the American Association for Artificial Intelligence. Mr. Brown is also a director of Amazon.com, Inc., Corning Incorporated, Varian Medical Systems, Inc., and certain private companies. Mr. Brown received a B.A. in mathematics and physics from Brown University, a M.S. in mathematics from the University of Michigan, and a Ph.D. in computer and communications sciences from the University of Michigan.

Durk I. Jager has been a director of the Company since January 2003. Mr. Jager is the former Chairman of the Board, President and Chief Executive Officer of The Procter & Gamble Company. He left these positions in July 2000. He was elected to the position of Chief Executive Officer in January 1999 and Chairman of the Board effective September 1999, while continuing to serve as President since 1995. He served as Executive Vice President from 1990-1995. Mr. Jager joined The Procter & Gamble Company in 1970 and was named Vice President in 1987. Mr. Jager is also a director of Chiquita Brands International, Inc., Eastman Kodak Company and Royal KPN N.V. He graduated from Erasmus Universiteit, Rotterdam, The Netherlands.

John A. Kelley, Jr. has been a director of the Company since March 2000. Mr. Kelley has been the Chairman of McDATA Corporation, a data infrastructure solutions provider, since February 2004, and the President and Chief Executive Officer of McDATA since August 2002. From August 2001 to July 2002, Mr. Kelley served as McDATA’s President and Chief Operating Officer. Prior to joining McDATA, Mr. Kelley served as Executive Vice President of Networks at Qwest Communications from August 2000 to December 2000. He served as President of Wholesale Markets for U S West from May 1998 to July 2000. From 1995 to April 1998, Mr. Kelley served as Vice President and General Manager of Large Business and Government Accounts and President of Federal Services for U S West. Prior to joining U S West, Mr. Kelley was the Area President for Mead Corporation’s Zellerbach Southwest Business Unit from 1991 to 1995, and has held senior positions at Xerox and NBI. Mr. Kelley is also a director of Colorado Women’s Vision Foundation and InRoads of Colorado. Mr. Kelley holds a B.S. in business from the University of Missouri, St. Louis.

Stanley J. Meresman has been a director of the Company since January 1995. Mr. Meresman was a Venture Partner with Technology Crossover Ventures, a venture capital firm, from January through December 2004. He was General Partner and Chief Operating Officer of Technology Crossover Ventures from November 2001 to December 2003. During the four years prior to joining Technology Crossover Ventures, Mr. Meresman was a private investor and board member and advisor to several technology companies. Mr. Meresman served as the Senior Vice President, Finance and Chief Financial Officer of Silicon Graphics, Inc. from May 1989 to May

1997. Prior to joining Silicon Graphics, Mr. Meresman was Vice President, Finance and Administration, and Chief Financial Officer of Cypress Semiconductor Corporation. Mr. Meresman is also a director of several private companies. Mr. Meresman holds a B.S. in Industrial Engineering and Operations Research from the University of California, Berkeley and a M.B.A. from the Stanford Graduate School of Business.

Kevin T. Parker has been a director of the Company since January 2005 and was appointed as Chairman of our Audit Committee in March 2005. Mr. Parker served as Co-President of PeopleSoft, Inc. from October 2004 to December 2004, as Executive Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft from January 2002 to October 2004, and as Senior Vice President and Chief Financial Officer of PeopleSoft from October 2000 to December 2001. Prior to joining PeopleSoft, Mr. Parker served as Senior Vice President and Chief Financial Officer from 1999 to 2000 at Aspect Communications Corporation, a customer relationship management software company. From 1996 to 1999, Mr. Parker was Senior Vice President of Finance and Administration at Fujitsu Computer Products of America. Mr. Parker holds a B.S. in Accounting from Clarkson University and sits on its Board of Trustees.

Thomas G. Stemberg has been a director of the Company since December 2002. Mr. Stemberg has been a Venture Partner of Highland Capital Ventures, a venture capital firm, since February 2005, and has served as Chairman Emeritus of Staples, Inc., an office supply superstore retailer which he founded, since March 2005. Mr. Stemberg served as Chairman of the Board of Directors of Staples from February 1988 to March 2005, and as an executive officer of Staples with the title of Chairman from February 2002 to March 2005. Mr. Stemberg was Chief Executive Officer of Staples from January 1986 to February 2002. Mr. Stemberg is also a director of CarMax, Inc., The Nasdaq Stock Market, Inc. and PETsMART, Inc. Mr. Stemberg holds an A.B. from Harvard College and a M.B.A. from Harvard Business School.

There are no family relationships among any of the directors or executive officers of the Company. The Company’s bylaws authorize the Board of Directors to fix the number of directors by resolution. The Company currently has nine authorized directors. Each director holds office until the next annual meeting of stockholders or until that director’s successor is duly elected and qualified. The Company’s officers serve at the discretion of the Board of Directors.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

Board and Committee Meetings

During the fiscal year ended December 31, 2004, the Board of Directors held four meetings. Each of the directors attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served during the past fiscal year. The Board of Directors of the Company has three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of Messrs. Meresman, Kelley and Parker, each of whom is “independent” as such term is defined for audit committee members by the listing standards of The Nasdaq Stock Market. The Board of Directors has determined that Messrs. Meresman and Parker are “audit committee financial experts” as defined in the rules of the Securities and Exchange Commission (the “SEC”).

The Audit Committee is responsible for overseeing the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, and assisting the Board of Directors in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s internal accounting and financial controls, (3) the Company’s compliance with legal and regulatory requirements, (4) the organization and performance of the Company’s internal audit function, and (5) the independent registered public accounting firm’s qualifications, independence and performance.

The Audit Committee held five meetings during the last fiscal year. The Audit Committee has adopted a written charter approved by the Board of Directors, which is included as Appendix A to this proxy statement. The Audit Committee Charter is also available on the Company’s website at http://www.polycom.com—“Investor Relations”—“Corporate Governance.”

The Audit Committee Report is included in this proxy statement on page 32.

Compensation Committee

The Compensation Committee consists of Messrs. Stemberg, Brown and Jager and Ms. Atkins, each of whom qualifies as an independent director under the listing standards of The Nasdaq Stock Market.

The Compensation Committee assists the Board of Directors in overseeing the compensation of the Company’s Chief Executive Officer and other executive officers, approving and evaluating the Company’s executive officer compensation plans, policies and programs, and administering the Company’s equity compensation plans. The Compensation Committee also provides oversight of the Company’s compensation policies, plans and benefit programs. The Compensation Committee has delegated to the Secondary Committee, comprised of our Chief Executive Officer, the authority to grant stock options and to make new hire, retention and promotion stock option grants within certain guidelines to employees below the level of Vice President.

The Compensation Committee held five meetings during the last fiscal year. The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available on the Company’s website at http://www.polycom.com—“Investor Relations”—“Corporate Governance.”

The Compensation Committee Report is included in this proxy statement on page 24.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of Ms. Atkins and Messrs. Brown, Jager and Kelley, each of whom qualifies as an independent director under the listing standards of The Nasdaq Stock Market.

The Corporate Governance and Nominating Committee reviews and makes recommendations to the Board of Directors on matters concerning corporate governance generally, ethics and conflicts of interest, the composition and evaluation of, and nominations to, the Board of Directors, and the committees of the Board of Directors. The Corporate Governance and Nominating Committee will consider recommendations of candidates for the Board of Directors submitted by stockholders of the Company; for more information, see “Corporate Governance Matters” below.

The Corporate Governance and Nominating Committee held two meetings during the last fiscal year and conducted a board self evaluation under the direction of the committee chairperson, who communicated the results to the Board of Directors. The Corporate Governance and Nominating Committee has adopted a written charter approved by the Board of Directors, which is available on the Company’s website at http://www.polycom.com—“Investor Relations”—“Corporate Governance.”

Compensation of Directors

The Company currently compensates each of its non-employee directors as follows:

•	An annual cash payment of $35,000 for Board membership;

•	An annual cash payment of $5,000 for Board committee membership, $15,000 for serving as the chair of the Audit Committee, or $10,000 for serving as the chair of any other Board committee;

•	An annual cash payment of $20,000 for serving as Lead Independent Director;

•	The one-time grant of options to purchase 60,000 shares of Common Stock upon a non-employee director joining the board, which vest in four equal annual installments commencing one year following the date of grant; and

•	An annual grant of options to purchase 25,000 shares of Common Stock, which vest monthly over twelve months.

Board members also have their lodging and travel expenses associated with attending Board meetings paid or reimbursed by the Company.

During fiscal 2004, non-employee directors received the following stock option grants:

Name	Shares	Exercise Price ($)	Vesting	Term
Betsy S. Atkins	25,000	$19.88	1 year	7 years
John Seely Brown	25,000	$19.88	1 year	7 years
Durk I. Jager	25,000	$19.88	1 year	7 years
John A. Kelley, Jr.	25,000	$19.88	1 year	7 years
Stanley J. Meresman	25,000	$19.88	1 year	7 years
Kevin T. Parker	—	—	—	—
Thomas G. Stemberg	25,000	$19.88	1 year	7 years

Corporate Governance Matters

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code of Business Conduct and Ethics is available on the Company’s website at http://www.polycom.com—“Investor Relations”—“Corporate Governance.” The Company will disclose any amendment to the Code or waiver of a provision of the Code, including the name of the officer to whom the waiver was granted, on the Company’s website at http://www.polycom.com—“Investor Relations.”

Independence of the Board of Directors

The Board of Directors has determined that, with the exception of Robert C. Hagerty and Michael R. Kourey, who are executive officers of the Company, all of its members are “independent directors” as that term is defined in the listing standards of The Nasdaq Stock Market.

Contacting the Board of Directors

Any stockholder who desires to contact our non-employee directors may do so electronically by sending an e-mail to the following address: directorcom@polycom.com. Our Lead Independent Director monitors these communications, which are not monitored by the Company, forwards communications to the appropriate committee of the Board of Directors or non-employee director and facilitates an appropriate response.

Attendance at Annual Stockholder Meetings by the Board of Directors

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, the Company encourages, but does not require, directors to attend. Messrs. Hagerty, Kourey, Brown, Jager and Stemberg attended the Company’s 2004 annual meeting of stockholders.

Process for Recommending Candidates for Election to the Board of Directors

The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be received by December 31 of the year prior to the year in which the recommended candidates will be considered for nomination, must be directed in writing to Polycom, Inc., 4750 Willow Road, Pleasanton, California 94588, Attention: Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve.

The Corporate Governance and Nominating Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees, are as follows:

•	The Corporate Governance and Nominating Committee regularly reviews the current composition and size of the Board.

•	The Corporate Governance and Nominating Committee oversees an annual evaluation of the performance of the Board of Directors as a whole and evaluates the performance of individual members of the Board of Directors eligible for re-election at the annual meeting of stockholders.

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Corporate Governance and Nominating Committee may consider appropriate.

•	While the Corporate Governance and Nominating Committee has not established specific minimum qualifications for Director candidates, the Corporate Governance and Nominating Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the telecommunications industry and the Company’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	With regard to candidates who are properly recommended by stockholders or by other means, the Corporate Governance and Nominating Committee will review the qualifications of any such candidate, which review may, in the Corporate Governance and Nominating Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Corporate Governance and Nominating Committee deems necessary or proper.

•	In evaluating and identifying candidates, the Corporate Governance and Nominating Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•	The Corporate Governance and Nominating Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Corporate Governance and Nominating Committee selects, or recommends to the full Board of Directors for selection, the director nominees.

PROPOSAL TWO

APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

The Company has adopted a new Employee Stock Purchase Plan (the “Plan”), subject to the approval of the stockholders at the 2005 Annual Meeting.

The following paragraphs provide a summary of the principal features of the Plan and its operation. The Plan is set forth in its entirety as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix B.

Purpose

The purpose of the Plan is to provide eligible employees of the Company and its participating affiliates with the opportunity to purchase shares of Common Stock of the Company through payroll deductions or, if payroll deductions are not permitted under local laws, through other means as specified by the Compensation Committee of the Company’s Board of Directors. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (“Section 423”). In addition, the Plan authorizes the grant of options that do not qualify under Section 423 pursuant to rules, procedures or sub-plans adopted by the Company’s Board of Directors that are designed to achieve desired tax or other objectives.

The Company previously adopted an Employee Stock Purchase Plan and eligible Company employees have participated in that plan since 1996. However, that plan is scheduled to expire in February 2006. If stockholders approve the Plan, the old plan will be terminated early (in 2005) and the new Plan will take its place. The supply of shares that remains available under the old plan will not be rolled over to the new Plan and instead never will be used.

Eligibility to Participate

Most employees of the Company and its participating affiliates are eligible to participate in the Plan. However, an employee is not eligible if he or she has the right to acquire five percent or more of the voting stock of the Company or of any subsidiary of the Company. Also, the Compensation Committee has discretion to exclude employees who normally are scheduled to work less than or equal to twenty hours per week or five months per calendar year, have worked for the Company for less than two years, or are officers or other highly compensated employees, provided that the exclusion of employees in such categories is not prohibited under applicable local law. As of April 1, 2005, approximately 1,424 employees are expected to be eligible to participate in the Plan.

Administration, Amendment and Termination

The Compensation Committee administers the Plan. The members of the Compensation Committee serve at the pleasure of the Board. Subject to the terms of the Plan, the Compensation Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the Plan. The Compensation Committee also may establish a waiting period (not to exceed two years) before new employees may become eligible for the Plan. The Compensation Committee may make whatever rules, interpretations, and computations, and take any other actions to administer the Plan that it considers appropriate to promote the Company’s best interests, and to ensure that the Plan remains qualified under Section 423 of the Internal Revenue Code. The Compensation Committee may delegate one or more of the ministerial duties in the administration of the Plan.

The Compensation Committee or the Board of Directors may amend or terminate the Plan at any time and for any reason. However, as required by Section 423 of the Internal Revenue Code, certain material amendments must be approved by the Company’s stockholders.

Number of Shares of Common Stock Available under the Plan

A maximum of 5,000,000 shares of Common Stock will be available for issuance pursuant to the Plan. Shares sold under the Plan may be newly issued shares or treasury shares. Given that it is expected that approximately 200,000 shares from the Company’s old Employee Stock Purchase Plan never will be used if the stockholders approve the new Plan, the net number of shares available for use under the Plan represents an increase of only 4,800,000 as compared to what would have remained available under the old Employee Stock Purchase Plan. In the event of any stock split, stock dividend or other change in the capital structure of the Company, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the Plan and the formula for adding shares to the Plan.

Enrollment and Contributions

Eligible employees voluntarily elect whether or not to enroll in the Plan. It is expected that employees initially will join for an enrollment period of six months. Employees who have joined the Plan automatically are re-enrolled for additional rolling six month periods; provided, however, that an employee may cancel his or her enrollment at any time (subject to Plan rules).

Employees contribute to the Plan through payroll deductions or, if payroll withholding is not permitted under local laws, through such other means as specified by the Compensation Committee. Participating employees generally may contribute up to 20% of their eligible compensation through after-tax payroll deductions. From time to time, the Compensation Committee may establish a different maximum permitted contribution percentage, change the definition of eligible compensation, or change the length of the enrollment periods (but in no event may any enrollment period exceed 24 months). After an enrollment period has begun, an employee may increase or decrease his or her contribution percentage (subject to Plan rules).

Purchase of Shares

On the last business day of each enrollment period, the Company uses each participating employee’s payroll deductions or contribution to purchase shares of Common Stock for the employee. The price of the shares purchased will be determined under a formula established in advance by the Compensation Committee. However, in no event may the purchase price be less than 85% of the lower of (1) the stock’s market value on the first day of the enrollment period, or (2) the stock market’s value on the purchase date. Market value under the Plan means the closing price of the Common Stock on Nasdaq for the day in question. In any single year, no employee may purchase more than $25,000 of Common Stock (based on market value on the applicable enrollment date(s)). The Compensation Committee also has discretion to set a limit on the number of shares that may be purchased on any purchase date, to set a lower (but not higher) limit on the dollar value of shares that may be purchased, and to change the dates on which shares are purchased.

Termination of Participation

Participation in the Plan generally terminates when a participating employee’s employment with the Company or an affiliate ceases for any reason, the employee withdraws from the Plan, or the Company terminates or amends the Plan such that the employee no longer is eligible to participate.

Number of Shares Purchased by Certain Individuals and Groups

Given that the number of shares that may be purchased under the Plan is determined, in part, by the stock’s market value on the first and last day of the enrollment period and given that participation in the Plan is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth (a) the number of shares of the Company’s Common Stock that were purchased during 2004 under the Company’s old Employee Stock Purchase Plan (which will be discontinued if stockholders approve the new Plan), and (b) the average per share purchase price paid for such shares.

Name of Individual or Group	Number of Shares Purchased	Average Per Share Purchase Price
Robert C. Hagerty Chairman of the Board, Chief Executive Officer and President	707	$20.20

Michael R. Kourey Senior Vice President, Finance and Administration, Chief Financial Officer and Director	889	$17.83

Sunil K. Bhalla Senior Vice President and General Manager, Voice Communications	745	$19.62

Pierre-Francois Catte Senior Vice President, Corporate Operations	707	$20.20

James E. Ellett Senior Vice President and General Manager, Video Communications	1,857	$18.04

All executive officers, as a group	6,911	$18.39

All directors who are not executive officers, as a group	0	—

All employees who are not executive officers, as a group	284,129	$17.90

Tax Aspects

Based on management’s understanding of current federal income tax laws, the tax consequences of the purchase of shares of Common Stock under the Plan are as follows.

An employee will not have taxable income when the shares of Common Stock are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of stock purchased through the Plan.

For shares that the employee does not dispose of until more than 24 months after the applicable enrollment date and more than 12 months after the purchase date (the “holding period”), gain up to the amount of the discount (if any) from the market price of the stock on the enrollment date (or re-enrollment date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the holding period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. Shares sold within the holding period are taxed at ordinary income rates on the amount of discount received from the stock’s market price on the purchase date. Any additional gain (or loss) is taxed to the stockholder as long-term or short-term capital gain (or loss). The purchase date begins the period for determining whether the gain (or loss) is short-term or long-term.

The Company may deduct for federal income tax purposes an amount equal to the ordinary income an employee must recognize when he or she disposes of stock purchased under the Plan within the holding period. The Company may not deduct any amount for shares disposed of after the holding period.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO

APPROVE THE 2005 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL THREE

APPROVAL OF THE PERFORMANCE BONUS PLAN

The Company has adopted a new Performance Bonus Plan (the “Bonus Plan”), subject to the approval of the stockholders at the 2005 Annual Meeting. We are asking stockholders to approve the adoption of the Bonus Plan so that we may use the Bonus Plan to achieve our goal of increasing stockholder value and also receive a federal income tax deduction for certain compensation paid under the Bonus Plan. If stockholders do not approve the adoption of the Bonus Plan, it will not be adopted. If that happens, we may not be entitled to a deduction for any other incentive cash compensation paid to our Chief Executive Officer and our four other most highly compensated executive officers.

The following paragraphs provide a summary of the principal features of the Bonus Plan and its operation. The Bonus Plan is set forth in its entirety as Appendix C to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix C.

Purpose

The purpose of the Bonus Plan is to increase shareholder value and the success of the Company by motivating key executives to perform to the best of their abilities and to achieve the Company’s objectives. The Bonus Plan accomplishes this by paying awards only after the achievement of the specified goals.

Eligibility to Participate

The Compensation Committee of the Board of Directors selects the employees of the Company (and its affiliates) who will be eligible to receive awards under the Bonus Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Compensation Committee has discretion to select the participants. We currently expect that no more than seven executives will participate in the Bonus Plan at any given time.

Target Awards and Performance Goals

Each performance period, the Compensation Committee assigns each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant’s target award typically will be expressed as a percentage of his or her base salary earned during the applicable performance period. The performance goals require the achievement of objectives for one or more of (a) cash flow, (b) customer satisfaction, (c) financial efficiency, (d) margin, (e) product quality, (f) product unit sales, (g) profit, and (h) revenue. Each of these measures is defined in the Bonus Plan. Performance Goals may differ from participant to participant, from performance period to performance period and from award to award.

The Compensation Committee may choose to set target goals: (1) in absolute terms, (2) in relative terms (including, but not limited to, the passage of time and/or against other companies or financial metrics), (3) on a per share and/or per capita basis, (4) against the performance of the Company as a whole or against particular segments or products of the Company and/or (5) on a pre-tax or after-tax basis. The Compensation Committee also will determine whether any element(s) (for example, the effect of mergers or acquisitions) will be included in or excluded from the calculations (whether or not such determinations result in any performance goal being measured on a basis other than generally accepted accounting principles). No participant may participate in more than three performance periods at any one time. Each performance period will last from one to three fiscal years.

Actual Awards

After the performance period ends, the Compensation Committee certifies in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $3 million per person for any performance period, even if the pre-established formula otherwise indicates a larger award.

The Compensation Committee has discretion to reduce or eliminate the actual award of any participant. Also, unless determined otherwise by the Compensation Committee, a participant will forfeit the bonus if a participant terminates employment before a bonus is paid. However, the Compensation Committee has discretion to pay out part or all of the award upon the termination of a participant’s employment.

Actual awards generally are paid in cash (or its equivalent) generally no later than two and one-half months after the performance period ends. Although the Compensation Committee does not currently intend to do so, the Compensation Committee also may pay bonuses to Bonus Plan participants outside of the Bonus Plan for the accomplishment of strategic or other individual goals.

Administration

The Compensation Committee administers the Bonus Plan. Members of the Compensation Committee must qualify as outside directors under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Subject to the terms of the Bonus Plan, the Compensation Committee has sole discretion to:

•	Select the employees who will be eligible to receive awards;

•	Determine the target award for each participant;

•	Determine the performance goals that must be achieved before any actual awards are paid;

•	Establish a payout formula to provide for an actual award greater or less than a participant’s target award to reflect actual performance versus the predetermined performance goals; and

•	Interpret the provisions of the Bonus Plan.

Performance Based Compensation

The Bonus Plan is designed to qualify as “performance based” compensation under Section 162(m) of the Internal Revenue Code. Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to the Company’s Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if the Company pays compensation that is “performance based” under Section 162(m), the Company still can receive a federal income tax deduction for the compensation even if it is more than $1 million during a single year. The Bonus Plan allows the Company to pay incentive compensation that is performance based and therefore fully tax deductible on the Company’s federal income tax return.

Amendment and Termination of the Bonus Plan

The Board may amend or terminate the plan at any time and for any reason. However, no amendment or termination of the Bonus Plan may impair the rights of a participant with respect to already established target awards, unless the participant consents.

Bonuses Paid to Certain Individuals and Groups

Awards under the Bonus Plan are determined based on actual future performance. As a result, future actual awards cannot now be determined. The following table sets forth the target awards for the fiscal year 2005 performance period for the persons and groups shown below, based on each participant’s current base salary. Actual awards (if any) under the Bonus Plan for fiscal year 2005 will be calculated based on each participant’s actual earned base salary. For the 2005 performance period, the Compensation Committee selected performance goals that relate to the achievement of targets for consolidated revenue, consolidated non-GAAP operating income (adjusted for acquisitions made during the performance period, if any), consolidated non-GAAP net income (adjusted for acquisitions made during the performance period, if any), product quality, product revenue, product unit sales, divisional revenue and divisional non-GAAP operating income. Because our executive officers are eligible to receive awards under the Bonus Plan, our executive officers have an interest in this proposal.

Name of Individual or Group	Target Award
Robert C. Hagerty Chairman of the Board, Chief Executive Officer and President	$475,000

Michael R. Kourey Senior Vice President, Finance and Administration, Chief Financial Officer and Director	$246,400

Sunil K. Bhalla Senior Vice President and General Manager, Voice Communications	$177,000

Pierre-Francois Catte Senior Vice President, Corporate Operations	$246,400

James E. Ellett Senior Vice President and General Manager, Video Communications	$204,000

All executive officers, as a group	$1,685,800

All directors who are not executive officers, as a group (1)	$0

All employees who are not executive officers, as a group	$0

(1)	This group is not eligible to participate in the Bonus Plan.

There can be no assurance that the target awards shown actually will be paid. The actual award paid (if any) may be higher or lower depending on actual performance compared to the targeted performance goals and upon each participant’s actual earned base salary for fiscal year 2005. In addition, the Compensation Committee has discretion to decrease (but not increase) the award otherwise indicated under the pre-established formula.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO

APPROVE THE PERFORMANCE BONUS PLAN

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2005, which will include an audit of the effectiveness of the Company’s internal control over financial reporting. PricewaterhouseCoopers LLP and its predecessor entities have audited the Company’s financial statements since fiscal 1991. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP is not required by our bylaws or other applicable legal requirements. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event that this selection of an independent registered public accounting firm is not ratified by the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Polycom and its stockholders.

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2004 and December 31, 2003.

($ Thousands)	2004		2003
Audit Fees (1)	$2,051		$819
Audit-Related Fees (2)	193		237
Tax Fees (3)	283	(4)	472	(5)
All Other Fees (6)	10		12

Total	$2,537		$1,540

(1)	Audit Fees consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Reports on Form 10-K and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as services that generally only the Company’s independent registered public accounting firm can reasonably provide, including statutory audits and services rendered in connection with SEC filings. Audit Fees for fiscal year 2004 also includes the audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Audit-Related Fees consists of fees billed for assurance and related services that are traditionally performed by the Company’s independent registered public accounting firm.
(3)	Tax Fees consists of fees billed for tax compliance, consultation and planning services.
(4)	Tax Fees for fiscal 2004 consists of tax compliance fees of $250,000 and tax consulting and planning fees of $33,000.
(5)	Tax Fees for fiscal 2003 consists of tax compliance fees of $459,000 and tax consulting and planning fees of $13,000.
(6)	All Other Fees for fiscal 2004 consists of fees billed for advisory services for one of the Company’s Israeli subsidiaries and for fiscal 2003 consists of fees billed for advisory services for certain of the Company’s international subsidiaries.

Pre-Approval of Audit and Non-Audit Services

The Company’s Audit Committee is responsible for appointing, setting the compensation for and overseeing the work of the Company’s independent registered public accounting firm. In connection with these responsibilities, the Company’s Audit Committee adopted a policy for pre-approving the services and associated fees of the Company’s independent registered public accounting firm. Under this policy, the Audit Committee must pre-approve all services and associated fees provided to the Company by its independent registered public accounting firm, with certain exceptions described in the policy. The Policy for Preapproving Services and Fees of the Company’s Independent Auditor is available on the Company’s website at http://www.polycom.com—“Investor Relations”—“Corporate Governance.”

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

MANAGEMENT

Ownership of Securities

The table below shows the beneficial ownership of the Company’s Common Stock as of April 1, 2005, for the following persons:

•	Each person (or group of affiliated persons) who is known by the Company to beneficially own 5% of the outstanding shares of the Company’s Common Stock;

•	Each of the Company’s non-employee directors;

•	Each of the Company’s officers named in the Summary Compensation Table on page 22 of this proxy statement; and

•	All directors and executive officers of the Company as a group.

5% Stockholders, Directors and Officers (1)	Shares Beneficially Owned (2)	Percentage Beneficially Owned (2)
5% Stockholders:
Barclays Global Investors, NA (3)	5,047,787	5.2%
Mazama Capital Management, Inc. (4)	8,826,820	9.0%
Wellington Management Company, LLP (5)	5,757,874	5.9%

Non-Employee Directors:
Betsy S. Atkins (6)	179,010	*
John Seely Brown (7)	190,416	*
Durk I. Jager (8)	87,916	*
John A. Kelley, Jr. (9)	212,916	*
Stanley J. Meresman (10)	210,416	*
Kevin T. Parker (11)	—	*
Thomas G. Stemberg (12)	87,916	*

Named Executive Officers:
Robert C. Hagerty (13)	1,155,696	1.2%
Michael R. Kourey (14)	560,428	*
Sunil K. Bhalla (15)	429,922	*
Pierre-Francois Catte (16)	203,846	*
James E. Ellett (17)	23,110	*

All directors and current executive officers as a group
(15 persons) (18)	3,661,637	3.7%

*	Less than 1%
(1)	Unless otherwise indicated in their respective footnote, the address for each listed person is c/o Polycom, Inc., 4750 Willow Road, Pleasanton, California 94588.
(2)	Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options which are currently exercisable or which will become exercisable within 60 days after April 1, 2005, are deemed outstanding for purposes of computing the beneficial ownership of the person holding these options but are not deemed outstanding for purposes of computing the beneficial ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of ownership is based on 97,972,777 shares of the Company’s Common Stock outstanding on April 1, 2005, and is calculated in accordance with the rules of the SEC.
(3)

Includes (i) 3,777,751 shares beneficially owned by Barclays Global Investors, NA, (ii) 854,892 shares beneficially owned by Barclays Global Fund Advisors, and (iii) 415,144 shares beneficially owned by

Barclays Global Investors, LTD. The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105, and the address of Barclays Global Investors, LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 14, 2005.

(4)	The address of Mazama Capital Management, Inc. is One S.W. Columbia, Suite 1500, Portland, OR 97258. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 14, 2005.
(5)	The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 14, 2005.
(6)	Includes options held by Ms. Atkins to purchase 179,010 shares of Common Stock that are exercisable within sixty (60) days of April 1, 2005.
(7)	Includes options held by Dr. Brown to purchase 190,416 shares of Common Stock that are exercisable within sixty (60) days of April 1, 2005.
(8)	Includes options held by Mr. Jager to purchase 77,916 shares of Common Stock that are exercisable within sixty (60) days of April 1, 2005.
(9)	Includes options held by Mr. Kelley to purchase 212,916 shares of Common Stock that are exercisable within sixty (60) days of April 1, 2005.
(10)	Includes options held by Mr. Meresman to purchase 210,416 shares of Common Stock that are exercisable within sixty (60) days of April 1, 2005.
(11)	Mr. Parker was granted an option to purchase 60,000 shares on January 24, 2005 at an exercise price of $18.55 per share; however, no shares are exercisable within sixty (60) days of April 1, 2005.
(12)	Includes options held by Mr. Stemberg to purchase 77,916 shares of Common Stock that are exercisable within sixty (60) days of April 1, 2005.
(13)	Includes options held by Mr. Hagerty to purchase 1,075,000 shares of Common Stock that are exercisable within sixty (60) days of April 1, 2005. Mr. Hagerty is also a director of the Company.
(14)	Includes (i) 21,859 shares held by a trust for which Mr. Kourey is a trustee and (ii) options held by Mr. Kourey to purchase 538,569 shares of Common Stock that are exercisable within sixty (60) days of April 1, 2005. Mr. Kourey is also a director of the Company.
(15)	Includes options held by Mr. Bhalla to purchase 428,759 shares of Common Stock that are exercisable within sixty (60) days of April 1, 2005.
(16)	Includes options held by Mr. Catte to purchase 202,085 shares of Common Stock that are exercisable within sixty (60) days of April 1, 2005.
(17)	Includes options held by Mr. Ellett to purchase 22,918 shares of Common Stock that are exercisable within sixty (60) days of April 1, 2005.
(18)	Includes options to purchase 3,534,721 shares of Common Stock that are exercisable within sixty (60) days of April 1, 2005.

Executive Officer Compensation

The table below shows, for the Chief Executive Officer and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year, information concerning compensation paid for services to the Company in all capacities during the last three fiscal years. The individuals in the table are collectively referred to in this proxy statement as the “Named Executive Officers.”

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards	All Other Compensation ($) (3)
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation ($) (2)	Securities Underlying Options (#)
Robert C. Hagerty Chairman of the Board, Chief Executive Officer and President	2004 2003 2002	458,333 425,000 425,000	479,417 152,310 39,421	— — 92,415	200,000 150,000 400,000	26,721 25,140 30,721

Michael R. Kourey Senior Vice President, Finance and Administration, Chief Financial Officer and Director	2004 2003 2002	348,000 340,000 340,000	254,806 85,294 25,972	— — —	85,000 100,000 100,000	30,562 28,703 30,096

Sunil K. Bhalla Senior Vice President and General Manager, Voice Communications	2004 2003 2002	289,417 278,250 278,250	246,149 — —	— — —	70,000 75,000 75,000	20,746 18,424 15,280

Pierre-Francois Catte Senior Vice President, Corporate Operations	2004 2003 2002	343,000 325,000 325,000	233,394 70,471 11,066	— — —	85,000 100,000 100,000	11,745 10,981 7,706

James E. Ellett (4) Senior Vice President and General Manager, Video Communications	2004 2003 2002	335,000 290,625 —	183,513 133,369 —	— — —	70,000 215,000 —	20,586 19,158 —

(1)	Includes bonuses earned or accrued with respect to services rendered in the fiscal year indicated, whether or not such bonus was actually paid during such fiscal year.
(2)	For Mr. Hagerty, this amount includes the cost of upfront membership fees for the use of golf club facilities.
(3)	Includes health, life, dental, vision and disability insurance premiums paid by the Company pursuant to employee benefit programs available to all employees and matching 401(k) plan contributions paid by the Company. Also includes, in the case of Messrs. Hagerty and Kourey, amounts paid by the Company for tax return preparation and planning services.
(4)	Mr. Ellett joined the Company in February 2003.

Option Grants in the Last Fiscal Year

The table below shows, as to each of the Named Executive Officers, information concerning stock options granted during the fiscal year ended December 31, 2004. No stock appreciation rights were granted to any of the Named Executive Officers during this fiscal year.

Option Grants in Fiscal 2004

	Individual Grants
	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price (3)	Expiration Date (4)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (5)
Name					5%	10%
Robert C. Hagerty	200,000	3.5%	$17.75	08/11/11	$1,445,207	$3,367,946
Michael R. Kourey	85,000	1.5%	$17.75	08/11/11	$614,213	$1,431,377
Sunil K. Bhalla	70,000	1.2%	$17.75	08/11/11	$505,822	$1,178,781
Pierre-Francois Catte	85,000	1.5%	$17.75	08/11/11	$614,213	$1,431,377
James E. Ellett	70,000	1.2%	$17.75	08/11/11	$505,822	$1,178,781

(1)	All options in this table are incentive stock options to the extent permissible by IRS limitations with the remainder being non-statutory options, were granted under the 2004 Equity Incentive Plan, and have exercise prices equal to the fair market value on the date of grant. All of these options have seven-year terms, subject to earlier termination upon the optionee’s cessation of service. All of these options vest over a four-year period at the rate of one-fourth of the shares subject to each option vesting at the end of one year from the date of grant and 1/48th vesting each month thereafter. See “Employment Contracts, Change of Control Arrangements and Certain Transactions” for a further description of certain terms relating to these options.
(2)	The Company granted options to purchase a total of 5,676,379 shares of Common Stock under the 2004 Equity Incentive Plan, the 1996 Stock Incentive Plan and the 2001 Nonstatutory Stock Option Plan to employees in fiscal 2004.
(3)	The exercise price may be paid in cash or in shares of the Company’s Common Stock valued at fair market value on the exercise date.
(4)	Options may terminate before their expiration upon the termination of the optionee’s status as an employee, the optionee’s death or disability or an acquisition of the Company.
(5)	Potential realizable value assumes that the stock price increases from the exercise price from the date of grant until the end of the option term of 7 years at the annual rates specified (5% and 10%). Annual compounding results in total appreciation of approximately 40.7% (at 5% per year) and 94.9% (at 10% per year). The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company’s estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the projected value of an option.

Option Exercises and Holdings

The table below shows, for each of the Named Executive Officers, certain information concerning stock options exercised during the fiscal year ended December 31, 2004, and the number of shares subject to exercisable stock options as of December 31, 2004. Also reported are values for “in-the-money” options that represent the positive spread between the exercise prices of each outstanding stock option and the fair market value of the Company’s Common Stock as of December 31, 2004, the last trading day of fiscal 2004, which was $23.32 per share.

Aggregated Option Exercises in Fiscal 2004 and Fiscal 2004 Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal year End		Value of Unexercised In-The Money Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert C. Hagerty	191,450	3,484,191	1,017,708	382,292	$7,285,480	$2,540,250
Michael R. Kourey	20,742	333,791	494,800	212,604	$2,955,123	$1,424,283
Sunil K. Bhalla	33,745	298,179	402,718	158,542	$97,336	$1,103,022
Pierre-Francois Catte	89,578	896,644	160,422	235,000	$55,189	$1,424,283
James E. Ellett	110,310	1,257,945	4,689	170,001	$49,563	$1,533,318

Compensation Committee Report

The Compensation Committee of the Board of Directors consists of directors Thomas G. Stemberg, Betsy S. Atkins, John Seely Brown and Durk I. Jager, none of whom is an employee or officer of the Company. The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and the other executive officers and key employees, subject to ratification by the Board. The Compensation Committee also administers the Company’s 2004 Equity Incentive Plan and approves stock option grants for all executive officers and other key employees.

General Compensation Policy

The Company operates in the extremely competitive and rapidly changing high technology industry. The Committee believes that the compensation programs for the Company’s executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of overall financial results, individual contributions and a compensation philosophy of “pay for performance.” Within this overall philosophy, the Committee’s objectives are to:

•	Offer a total compensation program that takes into consideration the compensation practices of a specifically identified peer group of companies and other selected competitors of the Company for executive talent;

•	Provide annual variable incentive awards that take into account the Company’s overall financial performance relative to corporate objectives and the performance of the peer group companies and that are also based on individual contributions; and

•	Align the financial interests of executive officers with those of the Company’s stockholders by providing significant equity-based, long-term incentives.

Compensation Process and Components

The Committee determines the compensation levels for the executive officers with the assistance of the Company’s Human Resources Department and outside consultants hired by the Committee, utilizing executive compensation data drawn from a nationally recognized survey of high technology companies, with an emphasis on similarly sized peer technology companies (“Peer Companies”). The positions of the Company’s Chief Executive Officer and other executive officers are compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions are examined to determine base salary, target incentives and total cash compensation. In addition, these Peer Companies’ practices concerning stock option grants are reviewed and compared.

The three major components of the Company’s executive officer compensation are:

•	Base salary;

•	Variable incentive awards; and

•	Long-term equity-based incentive awards.

Base Salary.    The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the Peer Companies.

Variable Incentive Awards.    To reinforce the importance of Company goals, the Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool set aside for executive officers is determined on the basis of the Company’s achievement of the financial performance targets established at the beginning of the fiscal year and a range for the executive’s contribution. The incentive plan for 2004 required a threshold level of Company performance based on one or more metrics relating to consolidated and divisional revenue, consolidated and divisional non-GAAP operating income (adjusted for acquisitions made during the year, if any), consolidated non-GAAP net income (adjusted for acquisitions made during the year, if any), or days sales outstanding, which had to be attained before any incentives were awarded to executive officers. Once the fiscal year’s threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. A target is set for each executive officer based on targets for comparable positions at Peer Companies. If the Company’s stockholders approve the proposed Performance Bonus Plan, the Committee currently expects that in future years all or most of the variable incentive awards to executive officers in 2005 will be awarded under the Performance Bonus Plan. See “Compliance with Section 162(m) of the Internal Revenue Code” below.

Long-Term, Equity-Based Incentive Awards.    The goal of the Company’s long-term equity-based incentive awards is to align the interests of executive officers with the Company’s stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive’s position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual’s recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions with the Peer Companies, and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the Committee’s discretion.

During fiscal 2004, the Committee made option grants to Messrs. Hagerty, Kourey, Bhalla, Catte, and Ellett under the Company’s 2004 Equity Incentive Plan. Each grant allows the officer to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Subject to certain exceptions, each option granted under the 2004 Equity Incentive Plan vests in periodic installments over a four-year period, contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return only if the officer remains with the Company and only if the market price appreciates over the option term.

Chief Executive Officer Compensation.    The annual base salary for Mr. Hagerty for the 2004 fiscal year was based on an evaluation of his personal performance and the salary levels paid to chief executive officers of the Peer Companies. Mr. Hagerty’s 2004 fiscal year incentive compensation was based on the actual financial performance of the Company relative to corporate objectives. Mr. Hagerty’s incentive compensation provided no dollar guarantees.

Compliance with Section 162(m) of the Internal Revenue Code.    Under Section 162(m), the Company generally receives a federal income tax deduction for compensation paid to our Chief Executive Officer and our four other named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). The Company’s 2004 Equity Incentive Plan (which was approved by stockholders last year) was designed to permit our Committee to grant options and other equity compensation awards that are “performance-based” and thus fully tax deductible.

The cash compensation paid to our Chief Executive Officer and our four other named executive officers was less than one million dollars per person in 2004 and thus was fully tax deductible. Nevertheless, in order to be able to make certain that we will have the ability in future years to pay cash bonuses that will qualify as “performance-based” under Section 162(m) and thus be fully tax deductible, the Committee has adopted, subject to stockholder approval at the 2005 Annual Meeting, a Performance Bonus Plan that is intended to qualify under Section 162(m). For more information, see “Proposal Three—Approval of Performance Based Bonus Plan” above. However, we may from time to time pay compensation to our executive officers that may not be tax deductible.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors.

Thomas G. Stemberg

Betsy S. Atkins

John Seely Brown

Durk I. Jager

Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee was formed in January 1995 and is currently composed of Messrs. Stemberg, Brown and Jager and Ms. Atkins. No interlocking relationships exist between any member of the Company’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under the Company’s equity compensation plans as of December 31, 2004.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	14,276,603	$18.75	13,783,733	(2)
Equity compensation plans not approved by security holders (3)	568,487	$15.53	0
Total	14,845,090	$18.63	13,783,733

(1)	Included in these amounts are 1,490,004 shares available to be issued upon exercise of outstanding options with a weighted-average exercise price of $18.33 related to equity compensation plans assumed in connection with previous business mergers and acquisitions.
(2)	Included in this amount are 640,522 shares available for future issuance under the Employee Stock Purchase Plan. Excluded from this amount are the 5,000,000 shares reserved under the 2005 Employee Stock Purchase Plan subject to stockholder approval at the 2005 Annual Meeting.
(3)	Amounts correspond to the Company’s 2001 Nonstatutory Stock Option Plan, which is not subject to stockholder approval. The 2001 Nonstatutory Stock Option Plan was terminated in February 2005. A description of the 2001 Nonstatutory Stock Option Plan follows below.

2001 Nonstatutory Stock Option Plan

In 2001, the Board of Directors reserved 750,000 shares of Common Stock under the 2001 Nonstatutory Stock Option Plan for issuance of nonqualified stock options to employees of acquired companies and foreign-based employees ineligible for incentive stock options. Under the terms of the 2001 Nonstatutory Stock Option Plan, options were granted at prices not lower than fair market value at date of grant as determined by the Board of Directors. Generally, options granted under the 2001 Nonstatutory Stock Option Plan expire seven years from the date of grant and are only exercisable upon vesting. Options granted under the 2001 Nonstatutory Stock Option Plan generally vest over a four-year period at the rate of one-fourth of the shares subject to the option vesting at the end of one year from the date of grant and 1/48th vesting each month thereafter. Upon cessation of service to the Company, the optionee will generally have a limited period of time in which to exercise his or her outstanding options that are vested at that time; however, in the event of an optionee’s death or disability, the optionee or designated beneficiary will generally have 12 months to exercise vested outstanding options. In the event that the Company is acquired by merger or asset sale, the vesting of each outstanding option under the 2001 Nonstatutory Stock Option Plan that is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares will immediately vest. The Board of Directors terminated the 2001 Nonstatutory Stock Option Plan in February 2005 and no further options will be granted thereunder.

Employment Contracts, Change of Control Arrangements and Certain Transactions

2004 Equity Incentive Plan

Certain options to purchase shares of the Company’s Common Stock held by the Named Executive Officers and the Company’s non-employee directors were granted under the 2004 Equity Incentive Plan. In the event of a change in control of the Company, the successor corporation must assume the option, substitute an equivalent award, convert the option into an option to purchase the consideration received by the stockholders of the Company or cancel the option after payment to the optionee of the fair market value of the shares subject to the option, less the exercise price. If there is no assumption, substitution, conversion or payment, such options will become fully vested and exercisable prior to the change in control.

In the event that the officer is terminated by the Company for any reason other than cause or if such officer terminates for good reason within the 12 months following a change in control, each such officer’s options will become fully vested and exercisable. In the event that a non-employee director is not asked to be a member of the board of directors of the successor corporation following a change in control, each such director’s options will become fully vested and exercisable.

1996 Stock Incentive Plan

Certain options to purchase shares of the Company’s Common Stock held by the Named Executive Officers and the Company’s non-employee directors were granted under the 1996 Stock Incentive Plan. In the event that the Company is acquired by merger or asset sale, the vesting of each outstanding option that is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares will immediately vest. In connection with a change in control of the Company other than by merger or asset sale, the plan administrator will have the discretionary authority to provide for automatic acceleration of vesting of outstanding options, with such acceleration of vesting to occur either at the time of such change in control or upon the subsequent termination of the individual’s service. Any options accelerated upon termination within the designated period following the change in control remain exercisable for up to one year following the transaction.

In addition, the shares subject to each automatic option grant to non-employee directors immediately vest in full upon an acquisition of the Company by merger or asset sale, the successful completion of a tender offer for more than 50% of the Company’s outstanding voting stock, or a change in the majority of the Board effected through one or more proxy contests for Board membership. Furthermore, upon the successful completion of a hostile tender offer for more than 50% of the Company’s outstanding voting stock, each automatic option granted to non-employee directors may be surrendered to the Company for a cash payment in an amount equal to (i) the excess of the greater of (A) the fair market value of the Common Stock on the date the option is surrendered, or (B) the highest price per share of Common Stock paid in connection with such tender offer over (ii) the per share exercise price multiplied by the number of shares subject to that option.

Severance Agreement between the Company and Robert C. Hagerty

In July 2003, the Company entered into a Severance Agreement with Robert C. Hagerty, the Company’s Chief Executive Officer and President. In the event of Mr. Hagerty’s involuntary termination of employment other than for cause, death or disability, or his voluntary termination of employment for good reason, Mr. Hagerty will receive:

•	Severance pay equal to his annual base salary and target bonus for a period of two years;

•	One year in which to exercise certain outstanding stock option grants and any stock options granted after the effective date of the Severance Agreement (to the extent exercisable on the date of termination); and

•	Continued coverage of employee benefits for up to one year from the date of termination or until he begins receiving comparable benefits from another employer, but only if Mr. Hagerty elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

However, if Mr. Hagerty’s termination of employment would qualify him for payments and benefits under his Change of Control Severance Agreement, Mr. Hagerty will not receive any benefits under this Severance Agreement. Instead, Mr. Hagerty will receive the payments and benefits to which he is entitled under his Change of Control Severance Agreement. See “Management Change of Control Severance Agreements” below.

Arrangements between the Company and its Senior Executive Officers

In July 2003, the Compensation Committee of the Board of Directors approved for the Company’s senior executive officers reporting under Section 16 of the Exchange Act, that in the event of (i) the involuntary termination of their employment without cause, (ii) the voluntary termination of their employment for good reason, or (iii) their retirement, such officers would have a twelve-month period in which to exercise stock options that are outstanding on the date of termination (to the extent exercisable on the date of termination.)

In the event of such officers’ involuntary termination without cause or voluntary termination for good reason, this twelve-month exercise period applies to:

•	Stock options outstanding as of the date of approval of this arrangement by the Compensation Committee which also have exercise prices above the fair market value of the Company’s common stock on that date; and

•	Stock options granted on or after the date of approval of this arrangement by the Compensation Committee.

In the event of such officers’ retirement, this twelve-month exercise period applies only to stock options granted on or after the date of approval of this arrangement by the Compensation Committee.

Management Change of Control Severance Agreements

In March 2001, the Board of Directors authorized the Company to enter into Change of Control Severance Agreements with certain of the Company’s senior executive officers in an effort to ensure the continued service of the Company’s key executives in the event of a future change of control event. Under the terms of the Change of Control Severance Agreements, each senior executive officer, including the Chief Executive Officer and Chief Financial Officer, is obligated to remain with the Company for six months following a Change of Control, subject to certain limitations. If, within twelve (12) months of a Change of Control (as defined below) or within twenty-four months of a Change of Control for the CEO and CFO, an executive officer who is a party to one of these agreements is involuntarily terminated other than for cause or voluntarily terminates his or her employment for good reason, he or she will receive:

•	A lump-sum payment equal to 100% of annual base salary and target bonus, (for the Chief Executive Officer and Chief Financial Officer, the payment is equal to 200% of annual base salary and target bonus);

•	Continued coverage of employee benefits until the earlier of one year from the date of termination (for the Chief Executive Officer and Chief Financial Officer, coverage of such benefits extends until twenty-four (24) months from termination) or when he or she begins receiving comparable benefits from another employer; and

•	The acceleration in full of such executive officer’s stock options.

If such executive officer’s employment is terminated for any other reason, he or she will receive severance or other benefits only to the extent he or she would be entitled to receive those benefits under the Company’s then-existing severance or benefit plans or pursuant to any other written agreement.

For the Company’s Chief Executive Officer and Chief Financial Officer, if the benefits provided under the agreement constitute parachute payments under Section 280G of the Internal Revenue Code and are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such officers shall receive:

•	A payment sufficient to pay such excise tax; and

•	An additional payment sufficient to pay the taxes arising as a result of such tax.

As defined in the Change of Control Severance Agreements, a “Change of Control” means:

•	The acquisition by any person of 50% or more of the total voting power of the Company’s then outstanding voting securities;

•	A change in the composition of the Board of Directors during any two-year period, such that a majority consists of persons who are not either directors who were in office when the agreement was entered into or whose nominations were approved by a majority of the directors who were in office at the time of such nomination;

•	The consummation of a merger or consolidation involving the Company where the outstanding securities of the Company immediately prior to the merger or consolidation no longer represent at least 50% of the voting power of the surviving entity immediately after such merger or consolidation; or

•	The consummation of the sale or disposition of all or substantially all of the Company’s assets.

Comparison of Stockholder Return

The stock price performance graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company’s Common Stock with the cumulative total returns of the Nasdaq National Stock Market Index and the Morgan Stanley Technology Index. The performance graph covers the period from December 31, 1999, through the fiscal year ended December 31, 2004.

The graph assumes that $100 was invested on January 2, 2000, in the Company’s Common Stock or on December 31, 1999, in each index and that all dividends were reinvested. No cash dividends have been declared on the Company’s Common Stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN (1)

(1)	The stock price performance shown on the graph is not indicative of future price performance. Information used on the graph was obtained from sources believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Polycom’s financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s independence, the organization and performance of our internal audit function and the qualifications, independence and performance of our independent auditors.

The management of the Company is responsible for establishing and maintaining internal controls and for preparing the Company’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the Company’s financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements with Polycom management and with PricewaterhouseCoopers LLP, Polycom’s independent registered public accounting firm;

•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (required communications with audit committees);

•	Discussed with Polycom management and with PricewaterhouseCoopers LLP the evaluation of the Company’s internal controls and the audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002; and

•	Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has discussed PricewaterhouseCoopers LLP’s independence with them.

Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Polycom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the United States Securities and Exchange Commission.

The Board of Directors has adopted a written charter for the Audit Committee, which was revised on February 10, 2005. The Audit Committee Charter currently in effect is included as Appendix A to this proxy statement.

Respectfully submitted by the members of the Audit Committee of the Board of Directors

Kevin T. Parker

John A. Kelley, Jr.

Stanley J. Meresman

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Exchange Act, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report initial ownership of the Company’s Common Stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and the Company is required to disclose in this proxy statement any failure to file required ownership reports by these dates. Based solely upon the copies of Section 16(a) reports that the Company received from such persons for their 2004 fiscal year transactions, and the written representations received from certain of such persons that no reports were required to be filed for them for the 2004 fiscal year, the Company is aware of no late Section 16(a) filings.

OTHER MATTERS

The Company knows of no other matters to be submitted at the 2005 Annual Meeting. If any other matters properly come before the 2005 Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

It is important that your shares be represented at the 2005 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card, if applicable, or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Pleasanton, California

April 19, 2005

Appendix A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

POLYCOM, INC.

1. Purpose

The purpose of the Audit Committee of the Board of Directors of Polycom, Inc. (the “Company”) shall be to:

•	provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•	assist the Board of Directors in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s internal accounting and financial controls, (3) the Company’s compliance with legal and regulatory requirements, (4) the organization and performance of Company’s internal audit function, and (5) the independent auditor’s qualifications, independence and performance; and

•	provide to the Board of Directors such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In furtherance of these purposes, the Audit Committee will undertake those duties and responsibilities as are enumerated in and consistent with this charter.

2. Membership and Organization

Composition. The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the NASDAQ and the SEC):

•	each member will be an independent director in accordance with (i) the Audit Committee requirements of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”) and (ii) the rules of the SEC;

•	each member will be able to read and understand fundamental financial statements, in accordance with the Audit Committee requirements of the Nasdaq Rules;

•	at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities; and

•	at least one member will be an “audit committee financial expert” as defined in the rules of the SEC.

The Board may designate one member of the Committee as its chair.

Meetings. The Audit Committee will meet at least each fiscal quarter. The Audit Committee may establish its own meeting schedule, which it will provide to the Board of Directors. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company, at such times as it deems appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, and with the Company’s Vice President, Internal Audit, at such times as it deems appropriate, but not less than quarterly. The Audit Committee may meet with any person in executive session.

Except as the Audit Committee may otherwise decide in its discretion, Audit Committee meetings will normally be attended by the Company’s Management, Internal Auditor and a representative of the company’s independent auditors and outside legal counsel.

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors. The Audit Committee shall make regular reports to the full Board on the actions and recommendations of the Committee.

3. Responsibilities and Duties

The responsibilities and duties of the Audit Committee shall include:

Review Procedures

•	reviewing the reports of management, internal audit and the independent auditors concerning the design, implementation and maintenance of the Company’s internal controls and procedures for financial reporting, including reviewing before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	reviewing and providing guidance with respect to the external audit by (i) reviewing the independent auditors’ proposed audit scope and approach, (ii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies, disagreements with management and any other relevant matters, (iii) review with the independent auditors the Company’s critical accounting policies and practices, alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the treatment recommended by the independent auditors, and other material written communications between the independent auditors and management, and (iv) reviewing reports submitted to the audit committee by the independent auditors in accordance with applicable SEC requirements;

•	reviewing and approving the annual internal audit project plan and any proposed changes and reviewing periodic reports summarizing results of the internal audit projects;

•	reviewing the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	conducting a post-audit review of the financial statements and audit findings, including any suggestions for improvements provided to management by the independent auditors, and management’s response to such suggestions;

•	reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	providing oversight and review at least annually of the Company’s risk management and significant financial policies, including its investment policies, commitment and expenditure authorization policy, revenue recognition policy, credit policy and capital expenditure policy;

•	reviewing and approving in advance any proposed related party transactions;

•	reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements; and

•	reviewing its own charter and processes.

A-2

Independent Auditors

•	being directly responsible for appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee;

•	reviewing the independence of the outside auditors, including (i) obtaining on a periodic basis a written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (ii) presenting this statement to the Board, and (iii) to the extent there are relationships, monitoring and investigating them; and

•	pre-approving audit and permissible non-audit services provided to the Company by the independent auditors, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Regulatory Compliance and Other Matters

•	overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	reviewing management’s monitoring of compliance with the Foreign Corrupt Practices Act;

•	reviewing, approving and monitoring the Company’s code of ethics for its principal executive and senior financial officers;

•	providing a report for inclusion in the Company’s proxy statement in accordance with the rules and regulations of the SEC;

•	establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	engaging in an annual assessment of the committee’s performance.

In addition, the Audit Committee may retain, as appropriate, outside legal, accounting or other advisors to advise or assist the Audit Committee in the performance of any of the responsibilities and duties set forth above.

4. Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

A-3

Appendix B

POLYCOM, INC.

EMPLOYEE STOCK PURCHASE PLAN

Section 1

Purpose

Polycom, Inc. hereby establishes the Polycom, Inc. Employee Stock Purchase Plan, effective as of May 25, 2005, in order to provide eligible employees of the Company and its participating Affiliates with the opportunity to purchase Common Stock through payroll deductions or, if payroll deductions are not permitted under local laws, through other means as specified by the Committee. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code, although the Company makes no undertaking nor representation to maintain such qualification. In addition, this Plan document authorizes the grant of options under a Non-423(b) Plan which do not qualify under Section 423(b) of the Code pursuant to rules, procedures or sub-plans adopted by the Board (or its designate) designed to achieve desired tax or other objectives.

Section 2

Definitions

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2 “Affiliate” means any (i) Subsidiary, and (ii) any other entity other than the Company in an unbroken chain of entities beginning with the Company if, at the time of the granting of the option, each of the entities, other than the last entity in the unbroken chain, owns or controls 50 percent or more of the total ownership interest in one of the other entities in such chain. For purposes of the Code Section 423(b) Plan, an Affiliate solely means a Subsidiary.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means the occurrence of any of the following events: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; or (d) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

2.5 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.6 “Code Section 423(b) Plan” means an employee stock purchase plan that is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. Any provision of the Code Section 423(b) Plan that is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b). Furthermore, the provisions of the Code Section 423(b) Plan shall be construed, administered and enforced in accordance with Section 423(b).

2.7 “Committee” shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the effective date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

2.8 “Common Stock” means the common stock (0.0005 per value per share) of the Company.

2.9 “Company” means Polycom, Inc., a Delaware corporation.

2.10 “Compensation” means the sum of a Participant’s (a) base salary or regular wages (including sick pay and vacation pay) and (b) overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments (in each case, to the extent paid in cash). Compensation shall exclude any contributions (other than under code Section 125 or 401(k) arrangements) made by Employers on the Participant’s behalf to any deferred compensation plan or welfare benefit program that may exist from time to time. The Committee may establish, in its discretion and on a uniform and nondiscriminatory basis, a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date, which definition may vary among Participants who are employed by the Company or different Affiliates and/or who are outside the United States.

2.11 “Eligible Employee” means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), or (b) as provided in this Section 2.9. Prior to an Enrollment Date for all options to be granted on such Enrollment Date, the Committee may determine from time to time, in its discretion and on a uniform and nondiscriminatory basis, that an Employee shall not be an Eligible Employee if he or she: (1) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (2) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (3) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (4) is an officer or other manager, or (5) is a highly compensated employee under Section 414(q) of the Code, provided the exclusion of Employees in such categories is not prohibited under applicable local law. An Employee who otherwise is an Eligible Employee shall be treated as continuing to be such while the Employee is on sick leave or other leave of absence approved by the Employer, except that if the period of leave exceeds ninety days and the Employee’s right to reemployment is not guaranteed by statute or contract, he or she shall cease to be an Eligible Employee on the 91st day of such leave.

2.12 “Employee” means an individual who is a common-law employee of any Employer as reflected on the payroll records of the Employer on the Enrollment Date, regardless of whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. With respect to a particular Participant, Employer means the Company or Affiliate (as the case may be) that directly employs the Participant.

2.13 “Employer” or “Employers” means any one or all of the Company and those Affiliates which, with the consent of the Board or the Committee, have adopted the Plan. In the event the Employer is not a Subsidiary, its Employees shall participate in the Non-423(b) Plan.

2.14 “Enrollment Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time.

2.15 “Grant Date” means any date on which a Participant is granted an option under the Plan.

2.16 “Non-423(b) Plan” means an employee stock purchase plan that does not meet the requirements set forth in Section 423(b) of the Code, as amended.

2.17 “Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 7 or Section 8.

2.18 “Plan” means the Polycom, Inc. Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time, which includes (a) a Code Section 423(b) Plan, and (b) a Non-423(b) Plan.

2.19 “Purchase Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.20 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 3

Shares Subject to the Plan

3.1 Number Available. A maximum of 5,000,000 shares of Common Stock shall be available for issuance pursuant to the Plan. Shares sold under the Plan may be newly issued shares or treasury shares.

3.2 Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, spin-off, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Committee may make such adjustment, if any, as it deems appropriate in its sole discretion in the number, kind and purchase price of the shares available for purchase under the Plan and any outstanding option under the Plan.

Section 4

Enrollment

4.1 Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time (in its discretion and on a nondiscriminatory basis). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires. Also, even if a Participant’s option has not expired, he or she automatically will be withdrawn from the Plan after a Purchase Date and re-enrolled in the Plan on the immediately following Enrollment Date if the closing price per Share on the Nasdaq National Market on the new Enrollment Date is lower than such price on the Participant’s previous Enrollment Date. The Committee (in its discretion and on a uniform and nondiscriminatory basis) shall, prior to an Enrollment Date, determine whether the preceding sentence shall apply to all options to be granted on that Enrollment Date.

4.2 Payroll Withholding and Contribution. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation or, if payroll withholding is not permitted under local laws, via such other means as specified by the Committee. Pursuant to such procedures as the Committee may specify from time to time, a Participant may elect to have withholding equal to or otherwise contribute a whole percentage from 1% to 20% (or such lesser percentage that the Committee may establish from time to time, in its discretion and on a uniform and nondiscriminatory basis, for all options to be granted on any Enrollment Date). If permitted by the Committee, a Participant instead may elect to have a specific amount withheld or to contribute a specific amount, in dollars or in the applicable local currency (subject to such uniform and nondiscriminatory rules as the Committee in its discretion may specify). A Participant may elect to increase or decrease his or her rate of payroll withholding or contribution by submitting an election in accordance with and to the extent permitted by procedures established by the Committee from time to time. A Participant may stop his or her payroll withholding or contribution by submitting an election in accordance with and to the extent permitted by procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment election must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her payroll withholding or contributions at the percentage last elected by the Participant.

Section 5

Options to Purchase Common Stock

5.1 Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

5.2 Duration of Option. Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 24 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time, in its discretion and on a uniform and nondiscriminatory basis, prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause (b) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the Enrollment Date that is approximately 6 months later.

5.3 Number of Shares Subject to Option. The number of shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the number of shares referred to in the preceding sentence shall be 5,000 shares per Purchase Date. In addition and notwithstanding the preceding, to the extent required under Section 423(b) of the Code, an option (taken together with all other options then outstanding under this Plan and under all other similar employee stock purchase plans of the Employers) shall not give the Participant the right to purchase shares at a rate which accrues in excess of $25,000 of fair market value at the applicable Grant Dates of such shares in any calendar year during which such Participant is enrolled in the Plan at any time.

5.4 Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

(a) payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2, unless payroll withholding is not permitted under local laws as determined by the Committee, in which case the Participant may contribute by such other means as specified by the Committee;

(b) purchase of shares upon exercise of the option will be accomplished only in accordance with Section 6.1;

(c) the price per share under the option will be determined as provided in Section 6.1; and

(d) the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.

Section 6

Purchase of Shares

6.1 Exercise of Option. Subject to Section 6.2, on each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased (i.e., because fractional shares may not be purchased under the Plan) shall be rolled over and used to purchase shares on the next Purchase Date (unless the individual no longer is a Participant, in which case the cash shall be refunded to him or her). Any other cash remaining after a Purchase Date (e.g., because a Participant has reached one of the limits on share purchases under the Plan) shall be returned to the Participant. The price per Share of the Shares purchased under any option granted under the Plan shall be determined by the Committee from time to time, in its discretion and on a uniform and nondiscriminatory basis, for all options to be granted on an Enrollment Date. However, in no event shall the price be less than eighty-five percent (85%) of the lower of:

(a) the closing price per Share on the Grant Date for such option on the Nasdaq National Market; or

(b) the closing price per Share on the Purchase Date on the Nasdaq National Market.

6.2 Delivery of Shares. As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.

6.3 Exhaustion of Shares. If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced to eliminate the over-enrollment, as the Committee determines (in a uniform and nondiscriminatory manner). For example, the Committee may determine that such reduction method shall be “bottom up”, with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants (without interest thereon, except as otherwise required under local laws).

Section 7

Withdrawal

7.1 Withdrawal. A Participant may withdraw from the Plan by submitting a withdrawal election to the Company in accordance with and to the extent permitted by procedures specified by the Committee from time to time. A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time. Unless otherwise determined by the Committee, when a withdrawal becomes effective, the Participant’s payroll withholding or contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon, except as otherwise required under local laws).

Section 8

Cessation of Participation

8.1 Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason), except that the Committee (in its discretion and on a uniform and nondiscriminatory basis) may permit an individual who has ceased to be an Eligible Employee to exercise his or her option on the next Purchase Date to the extent permitted by Code Section 423. As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon, except as otherwise required under local laws).

Section 9

Designation of Beneficiary

9.1 Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify in its discretion from time to time, designate one or more Beneficiaries to receive any amounts credited to the Participant’s account at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

9.2 Changes. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

9.3 Failed Designations. If the Committee does not make Sections 9.1 and 9.2 operative or if Participant dies without having effectively designated a Beneficiary, the Participant’s Account shall be payable to the general beneficiary shown on the records of the Employer. If no Beneficiary survives the Participant, the Participant’s Account shall be payable to his or her estate.

Section 10

Administration

10.1 Plan Administrator. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

10.2 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

10.3 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a) To interpret and determine the meaning, validity and parameters of the terms and provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

(b) To determine the form and manner for Participants to make elections under the Plan;

(c) To determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan;

(d) To cause an account or accounts to be maintained for each Participant;

(e) To determine the time or times when, and the number of shares for which, options shall be granted;

(f) To establish and revise an accounting method or formula for the Plan;

(g) To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(h) To determine the status and rights of Participants and their Beneficiaries or estates;

(i) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(j) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(k) To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States or to facilitate legal, tax or regulatory compliance outside the United States; and

(l) To delegate to any one or more of its members or to any other person (including, but not limited to, employees of any Employer) severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

10.4 Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be made in the sole discretion of the Committee and shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

10.5 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

10.6 Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

10.7 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board or the Committee, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

Section 11

Amendment, Termination, and Duration

11.1 Amendment, Suspension, or Termination. The Board or the Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board or the Committee, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date (which, notwithstanding Section 2.16, may be sooner than originally scheduled, if determined by the Board or the Committee in its discretion), or may elect to permit options to expire in accordance with their terms (and subject to any adjustment pursuant to Section 3.2). If the options are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares shall be returned to the Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. If the Board or the Committee determines that a Change of Control will occur, all outstanding options shall terminate on a Purchase Date (prior to the Change of Control), and upon completion of the purchase of shares on such Purchase Date, that is selected by the Board or the Committee (which Purchase Date, notwithstanding Section 2.19, may be sooner than originally scheduled, if determined by the Board or the Committee in its discretion), unless the Board or the Committee expressly determines that the options in fact will be assumed by the surviving corporation or its parent (subject to any adjustment pursuant to Section 3.2).

11.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board’s and the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter.

Section 12

General Provisions

12.1 Participation by Affiliates. One or more Affiliates of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board or the Committee. By adopting the Plan, an Affiliate shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board and the Committee to amend the Plan, and (b) to the Committee to administer and interpret the Plan. An Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

12.2 Inalienability. In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.

12.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.4 Requirements of Law. The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

12.5 Compliance with Rule 16b-3. Any transactions under this Plan with respect to officers (as defined in Rule 16a-1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 is no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

12.6 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of any Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

12.7 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Affiliates, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

12.8 Construction and Applicable Law. The provisions of the Plan shall be construed, administered and enforced in accordance with the laws of the State of California (excluding California’s conflict of laws provisions).

12.9 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

Appendix C

POLYCOM, INC.

PERFORMANCE BONUS PLAN

Section 1

Background, Purpose and Duration

1.1 Effective Date. The Plan is effective as of January 1, 2005, subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2005 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan. The Plan is intended to increase stockholder value and the success of the Company by motivating Participants (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing Participants with the opportunity to earn incentive awards for the achievement of goals relating to the performance of the Company. The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under Section 162(m) of the Code.

Section 2

Definitions

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

2.2 “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.3 “Base Salary” means as to any Performance Period, the Participant’s earned salary during the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans and Affiliate-sponsored plans.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cash Flow” means as to any Performance Period, cash generated from operating activities.

2.6 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7 “Committee” means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

2.8 “Company” means Polycom, Inc., a Delaware corporation, or any successor thereto.

2.9 “Customer Satisfaction” means as to any Performance Period, the objective and measurable goals approved by the Committee that relate to fulfillment of customer expectations and/or customer ratings.

2.10 “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under Section 162(m) of the Code.

2.11 “Disability” means a permanent disability in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.12 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.13 “Financial Efficiency” means as to any Performance Period, the percentage equal to Profit for the Performance Period, divided by a financial metric determined by the Committee (for example, but not by way of limitation, stockholders’ equity or Revenue).

2.14 “Fiscal Year” means the fiscal year of the Company.

2.15 “Margin” means as to any Performance Period, Revenue less operating expenses, divided by Revenue.

2.16 “Maximum Award” means as to any Participant for any Performance Period, $3 million.

2.17 “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.18 “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.19 “Performance Period” means any Fiscal Year or such other period longer than a Fiscal Year but not in excess of three Fiscal Years, as determined by the Committee in its sole discretion. With respect to any Participant, there shall exist no more than three Performance Periods at any one time.

2.20 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Flow, (b) Customer Satisfaction, (c) Financial Efficiency, (d) Margin, (e) Product Quality, (f) Product Unit Sales, (g) Profit, and (h) Revenue. Performance Goals may differ from Participant to Participant, Performance Period to Performance Period and from award to award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited, the passage of time and/or against other companies or financial metrics), (iii) on a per share and/or share per capita basis, (iv) against the performance of the Company as a whole or against particular segments or products of the Company and/or (v) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee shall determine whether any element(s) (for example, but not by way of limitation, the effect of mergers or acquisitions) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (whether or not such determinations result in any Performance Goal being measured on a basis other than generally accepted accounting principles).

2.21 “Plan” means the Polycom, Inc. Performance Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

2.22 “Product Quality” means as to any Performance Period, the objective and measurable goals approved by the Committee for the creation or manufacture of products that conform to design specifications or requirements and do not exceed specified defect levels.

2.23 “Product Unit Sales” means as to any Performance Period, the number of product units sold to third parties.

2.24 “Profit” means as to any Performance Period, income.

2.25 “Retirement” means with respect to any Participant, a Termination of Employment occurring in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.26 “Revenue” means as to any Performance Period, net revenues generated from third parties.

2.27 “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 3.3.

2.28 “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

Section 3

Selection of Participants and Determination of Awards

3.1 Selection of Participants. The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. The Committee, in its sole discretion, also may designate as Participants one or more individuals (by name or position) who are expected to become Employees during a Performance Period. Participation in the Plan is in the sole discretion of the Committee, and shall be determined on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2 Determination of Performance Goals. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3 Determination of Target Awards. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4 Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved at the predetermined level, and (d) provide for the payment of an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed the Maximum Award.

3.5 Date for Determinations. The Committee shall make all determinations under Sections 3.1 through 3.4 on or before the Determination Date.

3.6 Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing (for example, in its meeting minutes) the extent to which the Performance Goals applicable to each

Participant for the Performance Period were achieved or exceeded, as determined by the Committee. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified in writing by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine whether or not any Participant will receive an Actual Award in the event the Participant incurs a Termination of Employment prior to the date the Actual Award is to be paid pursuant Section 4.2 below.

Section 4

Payment of Awards

4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company or the Affiliate that employs the Participant (as the case may be), as determined by the Committee. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment. Subject to Section 3.6, payment of each Actual Award shall be made as soon as administratively practicable, but in no event later than two and one-half months after the end of the applicable Performance Period.

4.3 Form of Payment. Each Actual Award shall be paid in cash (or its equivalent) in a single lump sum.

4.4 Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award (determined under Section 3.6) that was scheduled to be paid to him or her prior to death for a prior Performance Period, the Award shall be paid to his or her designated beneficiary or, if no beneficiary has been designated, to his or her estate.

Section 5

Administration

5.1 Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the Effective Date of the Plan, the Plan shall be administered by the Compensation Committee of the Board.

5.2 Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

5.3 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and/or powers with respect to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code.

Section 6

General Provisions

6.1 Tax Withholding. The Company or an Affiliate, as determined by the Committee, shall withhold all applicable taxes from any Actual Award, including any federal, state, local and other taxes.

6.2 No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate, as applicable, to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during or after a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3 Participation. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

6.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5 Successors. All obligations of the Company and any Affiliate under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company and/or such Affiliate, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company or such Affiliate.

6.6 Beneficiary Designations.

a. Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more Beneficiaries to receive any Actual Award payable to the Participant at the time of his or her death. Notwithstanding any contrary provision of this Section 6.6 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

b. Changes. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

c. Failed Designation. If the Committee does not make this Section 6.6 operative or if Participant dies without having effectively designated a Beneficiary, the Participant’s Account shall be payable to the general beneficiary shown on the records of the Employer. If no Beneficiary survives the Participant, the Participant’s Account shall be payable to his or her estate.

6.7 Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.8 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

Section 7

Amendment, Termination and Duration

7.1 Amendment, Suspension or Termination. The Board or the Committee, each in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board or the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter.

Section 8

Legal Construction

8.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.3 Requirements of Law. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4 Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

8.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

PROXY

POLYCOM, INC.

ANNUAL MEETING OF STOCKHOLDERS, MAY 25, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF POLYCOM, INC.

PROXY-The undersigned stockholder of Polycom, Inc., a Delaware corporation, hereby acknowledges receipt of the 2004 Annual Report to Stockholders and the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated April 19, 2005, for the Annual Meeting of Stockholders of Polycom, Inc. to be held on May 25, 2005 at 12:00 p.m., local time, at Polycom, Inc.’s headquarters facilities and, revoking all prior proxies, hereby appoints Robert C. Hagerty and Michael R. Kourey, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, and to represent and to vote, as designated on the reverse side, all shares of Common Stock and any interest in the Special Voting Stock of Polycom, Inc. held of record by the undersigned on April 1, 2005 at the Annual Meeting to be held on May 25, 2005, or any postponement or adjournment thereof.

The Board of Directors recommends a vote FOR the election of the director nominees listed on the reverse side and FOR proposals 2, 3 and 4.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒ Please mark votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4.

1.      Election of nominees listed to the right to the Board of Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified, except as noted (write the names, if any, of nominees for whom you withhold authority to vote).

Nominees:

(01) Robert C. Hagerty

(02) Michael R. Kourey

(03) Betsy S. Atkins

(04) John Seely Brown

(05) Durk I. Jager

(06) John A. Kelley

(07) Stanley J. Meresman

(08) Kevin T. Parker

(09) Thomas G. Stemberg

		2. To approve the adoption of the Company’s 2005 Employee Stock Purchase Plan and the reservation of 5,000,000 shares of the Company’s Common Stock for issuance thereunder.	For ☐	Against ☐	Abstain ☐

FOR ALL ☐ NOMINEES	WITHHELD FROM ALL ☐ NOMINEES	3. To approve the adoption of the Company’s Performance Bonus Plan.	For ☐	Against ☐	Abstain ☐

☐________________________ For all nominee(s) except as written above		4. To ratify the appointment of Pricewaterhouse-Coopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.	For ☐	Against ☐	Abstain ☐

5. In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.)

Signature:                                            Date:                    Signature:                                             Date: